Exhibit 10.13.10

AMENDMENT NO. 10

AMENDMENT NO. 10, dated as of July 2, 2020 (this “Amendment”), to the Loan Agreement dated as of April 29, 2016, as amended by Amendment No. 1, dated as of August 17, 2016, Amendment No. 2, dated as of September 22, 2016, Amendment No. 3, dated as of March 14, 2017, Amendment No. 4, dated as of March 23, 2017, Amendment No. 5, dated as of November 8, 2017, Amendment No. 6, dated as of November 29, 2017, Amendment No. 7, dated as of February 27, 2018, Amendment No. 8, dated as of May 15, 2018 and Amendment No. 9, dated as of April 29, 2019 (as further amended, supplemented, amended and restated or otherwise modified from time to time, including pursuant to this Amendment, the “Loan Agreement”) among WESTERN DIGITAL CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and the other parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

WHEREAS, pursuant to Section 10.11 of the Loan Agreement, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement the Loan Agreement to cure any ambiguity, omission, defect or inconsistency;

WHEREAS, the Administrative Agent and the Borrower desire to amend the Loan Agreement in accordance with Section 10.11 of the Loan Agreement as further described herein; and

WHEREAS, in accordance with Section 10.11 of the Loan Agreement, the Lenders have received at least five (5) Business Days’ prior written notice of this Amendment and the Administrative Agent has not received a written notice from the Required Lenders stating that the Required Lenders object to this Amendment;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendment No. 10 Amendments. Effective as of the Amendment No. 10 Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

(a)Section 7.1(j)(iv) of the Loan Agreement is hereby amended by inserting “(other than for a solvent liquidation of any Foreign Subsidiary permitted by Section 6.16(f))” immediately after “or any substantial part of its Property”.

(b)Section 7.1(k) of the Loan Agreement is hereby amended by inserting “(other than for a solvent liquidation of any Foreign Subsidiary permitted by Section 6.16(f))” immediately after “or any substantial part of any of its Property”.

Section 2.Condition to Effectiveness. This Amendment shall become effective on the date on which the following condition is satisfied (the “Amendment No. 10 Effective Date”): the Administrative Agent shall have received this Amendment, duly executed by the Borrower and the Administrative Agent.

Section 3.Entire Agreement.

This Amendment, the Loan Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment and the Loan Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Loan Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Loan Agreement or any of the Loan Documents. It is understood and agreed that each reference in each Loan Document to the “Loan Agreement,” whether direct or indirect, shall hereafter be deemed to be a reference to the Loan Agreement as amended by this Amendment and that this Amendment is a “Loan Document”.

Section 4.Amendment, Modification and Waiver.
This Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.

Section 5.Expenses.

The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

Section 6.Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 7.Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 10.22 OF THE LOAN AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

Section 8.Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other provision of the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WESTERN DIGITAL CORPORATION

By:	/s/Robert K. Eulau
Name: Robert K. Eulau
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/Timothy Lee
Name: Timothy Lee
Title: Executive Director